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                                                                    EXHIBIT 5.1


                             RICHARDSON & PATEL, LLP
                              10900 Wilshire Blvd.
                                    Suite 500
                          Los Angeles, California 90024
                               Tel (310) 208-1182
                               Fax (310) 208-1154



                                 August 25, 2005



U.S. Microbics, Inc.
6451-C El Camino Real
Carlsbad, California 92009

         Re:      2005-II EMPLOYEE STOCK INCENTIVE PLAN
                  -------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to U.S. Microbics, Inc., a Colorado corporation (the "Company") in connection with the preparation the filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to 50,000,000 shares of the Company's common stock (the "Shares").

         In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued will be legally issued, fully paid, and non-assessable. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.


                                            /s/ RICHARDSON & PATEL LLP

mya/np